Exhibit 10.1
SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, effective as of March 31, 2010 (this “Amendment”), is among KEITHLEY INSTRUMENTS, INC., an Ohio corporation (the “Company”), Subsidiary Borrowers (referred to below and collectively with the Company, the “Borrowers”), the banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., a national banking association, successor by merger with Bank One, NA, (Main Office Columbus), as Agent for the Lenders (in such capacity the “Agent”).
RECITALS
A. The Company, certain Subsidiary Borrowers party thereto, the Lender party thereto and Agent are parties to a Credit Agreement, dated as of March 30, 2001 (the “Original Credit Agreement”), as amended by a First Amendment to Credit Agreement dated as of August 1, 2002, as amended by a Second Amendment to Credit Agreement dated as of March 28, 2003, as amended by a Third Amendment to Credit Agreement dated as of March 30, 2004, as amended by a Fourth Amendment to Credit Agreement dated as of March 30, 2005, as amended by a Fifth Amendment to Credit Agreement dated as of September 27, 2006, a letter agreement dated March 27, 2008, and the Sixth Amendment to Credit Agreement effective as of March 31, 2009 (as now and hereafter amended, the “Credit Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.
B. The Borrowers desire to amend the Credit Agreement and the Agent and the Lender are willing to do so strictly in accordance with the terms hereof.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1.
AMENDMENTS
Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:
1.1 The definition of “Facility Termination Date” shall be deleted in its entirety and the following shall be substituted in lieu thereof:
“Facility Termination Date” means March 31, 2012, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

1.2 Sections 6.1(i) and (ii) are amended to no longer require consolidating financial statements. All other requirements regarding the delivery of financial statements set forth in Sections 6.1(i) and (ii) remain in full force and effect.
ARTICLE 2.
REPRESENTATIONS
Each Borrower represents and warrants to the Agent and the Lender that:
2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.
2.2 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.
2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.
2.4 No Default or Unmatured Default exists or has occurred and is continuing on the date hereof.
2.5 The terms and conditions of all prior amendments, including side letters to the Credit Agreement are in full force and effect and adopted by each Borrower.
ARTICLE 3.
CONDITIONS OF EFFECTIVENESS
This Amendment shall not become effective until each of the following has been satisfied:
3.1 This Amendment shall be signed by each Borrower, the Agent and the Lender.
ARTICLE 4.
MISCELLANEOUS.
4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.
4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

4.3 Each Borrower acknowledges and agrees that the Agent and the Lender have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent and the Lender are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns.
4.4 Except as expressly amended hereby, each Borrower agrees that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of March 31, 2010.

KEITHLEY INSTRUMENTS, INC.
By:	/s/ Mark J. Plush
Its: Sr. Vice President & Chief Financial Officer

KEITHLEY INSTRUMENTS GmbH
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS SARL
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS LTD.
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS SRL
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS BV
By:	/s/ Mark J. Plush
Its: Director

KEITHLEY INSTRUMENTS SA
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS KK
By:	/s/ Mark J. Plush
Its: Managing Director

KEITHLEY INSTRUMENTS INTERNATIONAL CORP.
By:	/s/ Mark J. Plush
Its: Director / Secretary Treasurer

KEITHLEY INVESTMENTS SDN BHD
By:	/s/ Mark J. Plush
Its: Director

KEITHLEY (BEIJING) MEASUREMENT INSTRUMENTS CO., LTD
By:	/s/ Mark J. Plush
Its: Director

JPMORGAN CHASE BANK, N.A., successor by merger with Bank One, NA (Main Office Columbus), as Agent, LC Issuer and Lender
By:	/s/ Maribeth Echan
Its: Assistant Vice President

J.P. MORGAN EUROPE LIMITED
By:	/s/ Alastair Stevenson
Its: Managing Director